POWER OF ATTORNEY

                                 WITH RESPECT TO

                     UNITED OF OMAHA LIFE INSURANCE COMPANY

              VARIABLE ANNUITY AND VARIABLE LIFE INSURANCE PRODUCTS


W. Gary Gates, whose signature appears below, constitutes and appoints Thomas J. McCusker and any such person(s) as Thomas J. McCusker may designate in writing directed to the Corporate Secretary of United of Omaha Life Insurance Company, and each of them, as his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any registration statements and amendments thereto and similar documents for United of Omaha Life Insurance Company variable annuity and variable life insurance products, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and necessary regulatory authorities of any State, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

This Power of Attorney is effective March 9, 2007 and remains in effect until revoked or revised.



                                                         /s/ W. Gary Gates
                                                         -----------------------
                                                         W. Gary Gates, Director